EXHIBIT 10.24.2

                                CONSENT AGREEMENT

         This Consent Agreement dated as of August 1, 2001 (this "Agreement"), is made by and among LSOF Pooled Equity, L.P., a Delaware limited partnership ("Lone Star"), Greenbriar Corporation, a Nevada corporation (the "Company") and each of the undersigned holders of shares of capital stock (each, a "Stockholder" and collectively, the "Stockholders") of the Company.

                             PRELIMINARY STATEMENTS

         The Company and Lone Star have entered into a Master Settlement Agreement (as the same may be amended from time to time, the "Settlement Agreement"; terms used herein but not defined herein have the meanings set forth in the Settlement Agreement), which provides that in consideration of the release of any Claims that Lone Star may have against the Company with respect to Lone Star's Preferred Stock investment in the Company and the assumption by Lone Star of the Assumed Liabilities, (i) the Assignors are transferring to Assignee all of their respective right, title and interest, in and to the
Assigned Assets (the "Assignment"), (ii) the Company will pay to Lone Star $4,000,000 in immediately available funds, and (iii) for the same consideration, the Company is also redeeming all of Lone Star's Preferred Stock, any and all of the Company's common stock into which Lone Star's Preferred Stock was purportedly converted, together with all of Lone Star's right, title and interest to any and all claims and rights with respect to its interest as a stockholder, equity interest holder or otherwise (collectively, the "Transactions").

         The Transactions do not require the approval of the holders of the majority of shares of the Company's capital stock under applicable law or the Company's Organizational Documents.

         The Stockholders own the shares of the Company common stock, $.01 par value per share (the "Common Stock"), set forth opposite their respective names on Exhibit A hereto. As used herein, the term "Shares" includes all shares of such Common Stock as to which each Stockholder (at any time prior to the termination of this Agreement) is the beneficial or record owner or is otherwise able to direct the voting thereof and all securities issued or exchanged with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company's capital structure.

         To induce Lone Star to enter into the Settlement Agreement and to consummate the transactions contemplated thereby, including without limitation, executing the Mutual Release, the Company has agreed, upon the terms and subject to the conditions set forth herein, to cause holders of not less than a majority of the outstanding shares of Common Stock to execute this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1. Consent. Notwithstanding the fact that consent to the Transactions is not required under applicable law or the Company's Organizational Document, each Stockholder hereby consents to and approves the terms and conditions of the Settlement Agreement and the other Transaction Documents, and the consummation of the transactions contemplated thereby, including without limitation, the Transactions.

         2. Public Filings. In the event that it is subsequently determined that the Transactions require a vote of the stockholders of any class under applicable law, the Company agrees to promptly prepare and file an Information Statement with the Securities and Exchange Commission (the "SEC") and the Company shall respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall give Lone Star a reasonable opportunity to review, comment on and make reasonable changes to the Information Statement. The Company shall use its reasonable efforts to cause the Information Statement to be mailed to the Company's stockholders as promptly as practicable after the Information Statement is cleared by the SEC. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or any of its staff, on the other hand, with respect to the Information Statement.

         3. Stockholders' Representations and Warranties. Each Stockholder, as to itself only, represents and warrants to Lone Star that such Stockholder is the beneficial and record owner of the Shares set forth on Exhibit A, (ii) such Stockholder has the sole right to vote such Shares, (iii) such Stockholder has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person, (iv) this Agreement is the valid and binding agreement of such Stockholder, (v) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of any Stockholder, to the extent applicable, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder's property or assets and (vi) such stockholder is not an Affiliate of Vestin Mortgage.

         4. The Company's Representations and Warranties. The Company hereby represents and warrants to Lone Star as of the date here that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets. The Company hereby represents and warrants that the Shares set forth on Exhibit A constitute the majority of all issued and outstanding shares of Common Stock. Set forth on Exhibit B is a true and correct list of (i) the authorized capital stock of the Company, and (ii) as of the date hereof, the number of shares of each class of capital stock that is issued and outstanding. Except as set forth on Exhibit B, no other shares of capital stock are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, dully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. Except as set forth on Exhibit B, there are no outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock.

         5. Lone Star's Representations and Warranties. Lone Star hereby represents and warrants to the Stockholders as of the date here that Lone Star has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Lone Star, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Lone Star. This Agreement has been duly executed and delivered by Lone Star and constitutes a valid and binding obligation of Lone Star enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of formation or limited partnership agreement of Lone Star, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Lone Star or to Lone Star's property or assets.

         6. No Voting Trusts. Each Stockholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by such Stockholder and such Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the Stockholders of the Company except in furtherance of the proposals set forth in paragraph 7 hereof.

         7. Agreements with Respect to the Shares.

                  (a) Should a vote of the stockholders be required under applicable law, each Stockholder agrees to vote the Shares, to the extent entitled to vote, (x) in favor of the approval of the Settlement Agreement, the Transactions and any other transactions contemplated by the Transaction Documents, at every meeting of the Stockholders of the Company at which any of such matters are considered and at every adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to any of the Transactions and the Settlement Agreement is sought, and
         (y) with respect to all other proposals submitted to the Stockholders of the Company which, directly or indirectly, would reasonably be expected to prevent or materially delay the consummation of Transactions, in such manner as Lone Star may direct; and

                  (b) Unless otherwise instructed in writing by Lone Star, during the term of this Agreement, each Stockholder will vote the Shares against any Competing Transaction.

                  (c) For purposes of this Agreement, a "Competing Transaction" shall mean a transaction of any kind proposed by any person(s) in lieu of or in opposition to the Settlement Agreement and the Transactions.

         8. Proxies. In furtherance of the foregoing, each Stockholder is granting to John P. Grayken and J.D. Dell, or to their respective designee(s), irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as Lone Star may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

                  (a) at any and all meetings of Stockholders of the Company, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to the Company's Stockholders for vote which relates to or affects (i) the Transaction or the Settlement Agreement or the approval of either thereof; and (ii) any Competing Transaction; or

                  (b) with respect to actions to be taken by written consent of the Stockholders of the Company which relates to or affects any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

         9. Limitation on Sales. During the term of this Agreement, each Stockholder agrees not to sell, assign, transfer, or otherwise dispose of, or issue an option or call with respect to, any of the Shares, or impair such Stockholder's Shares; provided, that any Stockholder may sell or otherwise dispose of any of his or her Shares in a bona fide open market transaction or in any other transaction if the transferee of such Shares agrees to be bound by and subject to the terms and conditions of this Agreement as if such transferee had executed this Agreement on the date hereof as a Stockholder.

         10. Specific Performance. Each Stockholder acknowledges that it will be impossible to measure in money the damage to Lone Star if the Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Lone Star will not have an adequate remedy at law or in damages. Accordingly, each Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Lone Star has an adequate remedy at law. Each Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Lone Star seeking or obtaining such equitable relief.

         11. Reasonable Efforts. Each Stockholder will use all reasonable efforts to cause to be satisfied the conditions to the obligations of the Company in such Stockholder's control to effect the Closing under the Settlement Agreement.

         12. Publicity. Each Stockholder agrees that, from the date hereof, such Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Settlement Agreement without the prior consent of Lone Star, except as such release or announcement may, in the opinion of such Stockholder's counsel, be required by applicable law, in which case such Stockholder shall allow Lone Star reasonable time to comment on such release or announcement in advance of such issuance.

         13. Term of Agreement; Termination.

                  (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of (i) after the consummation of the Transactions, (ii) the due and proper termination of the Settlement Agreement in accordance with its terms or (iii) six
         (6) months from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder.

                  (b) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Settlement Agreement is executed and delivered by Lone Star, the Company, each Assignor and each Intervenor.

         14. Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

                  (b) Notices. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this paragraph 14. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail, (b) at noon on the date after dispatch if sent by overnight courier or (c) upon the completion of transmission (which is confirmed telephonically by the receiving party) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, and in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

                           if to any Greenbriar Party, to

                           Greenbriar Corporation
                           650 Centura Tower One
                           14185 Dallas Parkway
                           Dallas, Texas  75240
                           Attention:  President
                           Telecopy:  (972) 407-8420

                           with a copy (which shall not constitute notice) to:

                           Henry W. Simon, Jr.
                           Simon, Warner & Doby, L.L.P.
                           1700 City Center Tower II
                           301 Commerce Street
                           Fort Worth, Texas  76102
                           Telecopy:  (817) 810-5255

                           If to Lone Star, to

                           LSOF Pooled Equity, L.P.
                           600 N. Pearl Street
                           Suite 1550, LB 161
                           Dallas, Texas 76140
                           Attention:  Len Allen
                           Telecopy:  (214) 754-8401
                           with a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas 75201-6950
                           Attention:  Michael A. Saslaw
                           Telecopy:  (214) 746-7777

                           If to a Stockholder, to the address set forth below such Stockholder's name on Exhibit A hereto, with a copy (which shall not constitute notice) to:

                           Henry W. Simon, Jr.
                           Simon, Warner & Doby, L.L.P.
                           1700 City Center Tower II
                           301 Commerce Street
                           Fort Worth, Texas  76102
                           Telecopy:  (817) 810-5255

                           Waiver. The failure of any party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

                           Curative Actions; Severability.

         (i) If any of the covenants, terms or conditions of this Agreement are held illegal by any court or administrative body of competent jurisdiction, and any director or stockholder action, including, but not limited to, the execution of any documents or instruments, will make such covenants, terms or conditions valid and enforceable, each party hereby agrees that it shall take or cause to be taken such action as may reasonably be required to make any such covenant, term or condition valid and enforceable.

         (ii) If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

                  (c) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DALLAS COUNTY, TEXAS AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS.

                  (d) WAIVER OF JURY TRAIL. EACH PARTY HERETO WAIVES ANY RIGHT TO TRAIL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HEREBY
         AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. Capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Settlement Agreement.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

                  (g) Successors and Assigns. Except as provided to the contrary in this Agreement, this Agreement shall apply to, and shall be binding upon each of the parties, their respective successors and permitted assigns. Lone Star may freely assign its rights and obligations hereunder to any designee subject to compliance by Lone Star of its obligations to execute and deliver the Mutual Release pursuant to the terms and conditions of the Settlement Agreement.

                  (h) Cumulative Rights. The rights and remedies provided by this Agreement are cumulative, and the use of any right or remedy by either party shall not preclude or waive its right to use any or all other remedies.

                  (i) No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any Person that is not a party hereto any rights or remedies hereunder or otherwise.

                  (j) Time of the Essence. Time is of the essence to each and every provision of this Agreement.

                  (k) Acknowledgments. The parties hereto hereby acknowledge that: (a) each such party has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents; and (b) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto and Lone Star.

            [The remainder of this page is intentionally left blank.]


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Consent Agreement as of the date first above written.

                                      LSOF POOLED EQUITY, L.P.

                                      By: LSOF GenPar, Inc., its General Partner


                                      By:   /s/  J. D. Dell
                                        ----------------------------------------
                                             J. D. Dell, Vice President

                                      THE APRIL TRUST, A GRANTOR TRUST FOR THE
                                      BENEFIT OF JAMES R. GILLEY AND SYLVIA M.
                                      GILLEY



                                      By:    /s/  James R. Gilley
                                        ----------------------------------------
                                              James R. Gilley, Trustee

                                      JRG INVESTMENTS CO., INC.



                                      By:   /s/  James R. Gilley
                                        ----------------------------------------
                                             James R. Gilley, Trustee



                                            /s/  Sylvia M. Gilley
                                      ------------------------------------------
                                             Sylvia M. Gilley



                                            /s/  Victor L. Lund
                                      ------------------------------------------
                                              Victor L. Lund



                                            /s/  Gene S. Bertcher
                                      ------------------------------------------
                                              Gene S. Bertcher



                                            /s/  Robert L. Griffis
                                      ------------------------------------------
                                             Robert L. Griffis



                                            /s/  Don C. Benton
                                      ------------------------------------------
                                             Don C. Benton

                                      AMERICAN REALTY TRUST, INC.



                                      By:   /s/  Robert Waldman
                                        ----------------------------------------
                                             Robert Waldman, Secretary



                                      BASIC CAPITAL MANAGEMENT, INC.



                                      By:   /s/  Robert Waldman
                                        ----------------------------------------
                                             Robert Waldman, Secretary



                                      NEVADA SEA INVESTMENTS, INC.



                                      By:   /s/  Robert Waldman
                                        ----------------------------------------
                                             Robert Waldman, Secretary



                                      INTERNATIONAL HEALTH PRODUCTS, INC.



                                      By:   /s/  Ronald E. Kimbrough
                                         ---------------------------------------
                                             Ronald E. Kimbrough, Secretary

                                      ONE REALCO CORPORATION (fka Davister
                                      Corporation)



                                      By:   /s/  Ronald Akin
                                         ---------------------------------------
                                             Ronald Akin, President




                                      TACCO FINANCIAL, INC.



                                      By:   /s/  J. T. Tackett
                                        ----------------------------------------
                                             J. T. Tackett, Vice President




                                    EXHIBIT A
                                    ---------

Name of Stockholder:                         The April Trust,  a  Grantor  Trust
                                             for the benefit of  James R. Gilley
                                             and Sylvia M. Gilley

Address:                                     650 Centura Tower One
                                             14185 Dallas Parkway
                                             Dallas, TX 75240

Telephone No.:                               972-407-8400

Facsimile No.:                               214-273-0620

Number of Shares of Common Stock:            2,340,851

Name of Stockholder:                         JRG Investments Co., Inc.

Address:                                     650 Centura Tower One
                                             14185 Dallas Parkway
                                             Dallas, TX 75240

Telephone No.:                               972-407-8400

Facsimile No.:                               214-273-0620

Number of Shares of Common Stock:            897,851

Name of Stockholder:                         Sylvia M. Gilley

Address:                                     650 Centura Tower One
                                             14185 Dallas Parkway
                                             Dallas, TX 75240

Telephone No.:                               972-407-8400

Facsimile No.:                               972-991-8582

Number of Shares of Common Stock:            536,000



Name of Stockholder:                         Victor L. Lund

Address:                                     816 NE 87th Avenue
                                             Vancouver, Washington  98664

Telephone No.:                               360-892-9090

Facsimile No.:                               360-892-2146

Number of Shares of Common Stock:            1,234,961




Name of Stockholder:                         Gene S. Bertcher

Address:                                     650 Centura Tower One
                                             14185 Dallas Parkway
                                             Dallas, TX 75240

Telephone No.:                               972-407-8400

Facsimile No.:                               214-273-0624

Number of Shares of Common Stock:            66,000

Name of Stockholder:                         Robert L. Griffis

Address:                                     650 Centura Tower One
                                             14185 Dallas Parkway
                                             Dallas, TX 75240

Telephone No.:                               972-407-8400

Facsimile No.:                               214-273-0625

Number of Shares of Common Stock:            30,000



Name of Stockholder:                         Don C. Benton

Address:                                     Arrowhead Ranch
                                             Route 1
                                             Clarksville, Texas  75246

Telephone No.:                               903-966-2347

Facsimile No.:                               903-427-5773

Number of Shares of Common Stock:            10,000



Name of Stockholder:                         American Realty Trust, Inc.

Address:                                     1800 Valley View Lane, Suite 300
                                             Dallas, Texas  75234

Telephone No.:                               469-522-4277

Facsimile No.:                               469-522-4388

Number of Shares of Common Stock:            97,500

Name of Stockholder:                         Basic Capital Management, Inc.

Address:                                     1800 Valley View Lane, Suite 300
                                             Dallas, Texas  75234

Telephone No.:                               469-522-4277

Facsimile No.:                               469-522-4388

Number of Shares of Common Stock:            141,260



Name of Stockholder:                         Nevada Sea Investments, Inc.

Address:                                     1800 Valley View Lane, Suite 300
                                             Dallas, Texas  75234

Telephone No.:                               469-522-4277

Facsimile No.:                               469-522-4388

Number of Shares of Common Stock:            72,800



Name of Stockholder:                         International Health Products, Inc.

Address:                                     1800 Valley View Lane, Suite 300
                                             Dallas, Texas  75234

Telephone No.:                               469-522-4277

Facsimile No.:                               469-522-4388

Number of Shares of Common Stock:            229,085

Name of Stockholder:                         One   Realco   Corporation   (fka
                                             Davister Corporation)

Address:                                     1800 Valley View Lane, Suite 300
                                             Dallas, Texas  75234

Telephone No.:                               469-522-4277

Facsimile No.:                               469-522-4388

Number of Shares of Common Stock:            264,200



Name of Stockholder:                         TacCo Financial, Inc.

Address:                                     1800 Valley View Lane, Suite 300
                                             Dallas, Texas  75234

Telephone No.:                               469-522-4277

Facsimile No.:                               469-522-4388

Number of Shares of Common Stock:            242,500

                                    EXHIBIT B
                                    ---------

                                 CAPITALIZATION
                                 --------------





The total number of shares of stock which the Company has authority to issue is 110,000,000 shares of capital stock, classified as (i) 100,000,000 shares of common stock, $0.01 par value and (ii) 10,000,000 shares of preferred stock, $0.10 par value. As of the date of this Agreement, 9,714,608 shares of common stock are issued and outstanding and 6,000,000 shares of Series H Preferred Stock, $0.10 par value, are issued and outstanding.

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY


         The undersigned hereby appoints John P. Grayken and J.D. Dell, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 7(a) and 4(b) of the Consent Agreement with respect to all of the shares of Common Stock, $.01 par value per share, of Greenbriar Corporation, a Nevada corporation (the "Company"), owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of Stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Consent Agreement, dated of even date herewith, among the undersigned, LSOF Pooled Equity, L.P., a Delaware limited partnership, the Company and the Stockholders of the Company signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.

Dated:   August 1, 2001
                                         ---------------------------------------
                                         Name:

                                                                       EXHIBIT E
                                                                       ---------


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to "Escrow Agent"
(hereinafter defined) pursuant hereto, this "Escrow Agreement") is made and entered into as of August 1, 2001 by and among Greenbriar Corporation, a Nevada corporation (the "Company"), LSOF Pooled Equity, L.P., a Delaware limited partnership ("Lone Star", and together with the Company, sometimes referred to collectively as the "Other Parties"), and American Escrow Company ("American Escrow").


                              W I T N E S S E T H :
         WHEREAS, the Company and Lone Star are parties to that certain Master Settlement Agreement dated as of August 1, 2001 (the "Settlement Agreement");

         WHEREAS, pursuant to the Settlement Agreement, the Company is required to deliver the Deposit (hereinafter defined) to American Escrow to be held by bank and released in accordance with the terms and conditions of this Escrow Agreement; and

         WHEREAS, the Company and Lone Star have requested American Escrow to act in the capacity of escrow agent under this Escrow Agreement, and American Escrow, subject to the terms and conditions hereof, has agreed so to do.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1. Appointment of Escrow Agent. Each of the Company and Lone Star hereby appoints American Escrow as the escrow agent under this Escrow Agreement (American Escrow in such capacity, the "Escrow Agent"), and Escrow Agent hereby accepts such appointment.

         2. Deposit. Upon execution of this Escrow Agreement, the Company will deliver to the Escrow Agent (i) the sum of Nine Hundred Two Thousand One Hundred Fourteen Dollars and NO/100 ($902,114.00) (as said amount may increase or decrease as a result of the investment thereof and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto), (ii) that certain Certificate of Deposit in the amount of $527,825 dated April 30, 2001 and issued to Roswell Retirement Ltd Co and (iii) that certain Certificate of Deposit in the amount of $570,061 dated April 30, 2001 (collectively, the "Deposit") to be held by Escrow Agent in accordance with the terms hereof.

Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest the cash portion of the Deposit and release or distribute the Deposit. It is hereby expressly stipulated and agreed that all interest and other earnings on the cash portion of the Deposit shall accrue for the benefit of the Company and shall be disbursed to the Company upon termination of this Escrow Agreement.

         3. Investment of the Deposit. Escrow Agent shall invest the cash portion of the Deposit in the Nations 231 Fund, unless otherwise instructed in writing by the Other Parties. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Other Parties direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement.

         Receipt and investment of the cash portion of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Other Parties to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three Business Days (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Dallas, Texas.

         4. Release of Deposit. Escrow Agent is hereby authorized to make disbursements of the Deposit only as follows:

                  (a) Upon receipt of written instructions signed by both the Company and Lone Star and otherwise in form and substance satisfactory to Escrow Agent, in accordance with such instructions;

                  (b) Upon receipt of a certificate of an executive officer of:

                           (i) Lone Star which certifies that the Settlement Agreement has been terminated other than pursuant to Sections 6.1(c), (d), (e), (f), (g), (i) or (j) of the Settlement Agreement, to Lone Star; or

                           (ii)     the  Company   which   certifies   that  the
         Settlement  Agreement has been terminated  pursuant to Sections 6.1(c),
         (d), (e), (f) or (g), to the Company;

it being acknowledged and agreed that each of Lone Star and the Company has an unconditional right to receive the disbursement requested by the foregoing certificates provided that such certificates are timely and properly delivered to Escrow Agent as determined by Escrow Agent;

                  (c)      Upon  receipt of  evidence  from the  Company or Lone
Star that:

                           (i)      an adverse  judgment is entered  against any
         Greenbriar Party or any of its respective Subsidiaries and Affiliates (as such terms are defined in the Settlement Agreement) with respect to
         (A) Title 11 of the United States Code or any other applicable federal, state or foreign bankruptcy, debtor relief or other similar law, (B) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Greenbriar Party or any of its respective Subsidiaries and Affiliates or of any substantial part of such person's assets or (C) the winding-up or liquidation of the affairs of any Greenbriar Party or any of its respective Subsidiaries and Affiliates, other than the pending bankruptcy filings of American Care Communities, Inc., Neawanna by the Sea LP, Villa Del Rey Roswell, L.P. and Villa Del Rey Seaside Inc.; or

                           (ii) any Greenbriar Party or any of its respective Subsidiaries or Affiliates (A) filed a petition seeking relief under Title 11 of the United States Code or any other applicable federal, state or foreign bankruptcy, debtor relief or similar law, (B) consented to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Greenbriar Party or any of its respective Subsidiaries or Affiliates or of any substantial part of any such person's assets, (C) made a general assignment for the benefit of creditors, (D) took any corporate action to authorize any of the foregoing or (E) admitted in writing its inability to, or shall be generally unable to, pay its debts as such debts become due, other than the pending bankruptcy filings of American Care Communities, Inc., Neawanna by the Sea LP, Villa Del Rey Roswell, L.P. and Villa Del Rey Seaside Inc.

         to Lone Star; or

                  (d) Upon the receipt of a copy of a judgment of a court of competent jurisdiction having the authority to determine the disposition of the Deposit, which judgment is not subject to appeal, reconsideration or review, in accordance with such judgment.

Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the cash portion of the Deposit for, and pay and set-off from the cash portion of the Deposit, any and all amounts, if any, then owing to it pursuant to this Escrow Agreement prior to the disbursement of the Deposit in accordance with clauses (a) and (b) of this Section 4.

         5. Tax Matters. The Other Parties shall provide Escrow Agent with their respective taxpayer identification numbers documented by an appropriate Form W 8 or Form W 9 upon execution of this Escrow Agreement. Failure so to provide such forms may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Deposit. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

         6. Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or either of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 7 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

         7. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Other Party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Deposit.

         8. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 15 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Deposit, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

         9. Indemnification. The Other Parties hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF THE COMPANY AND LONE STAR TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

         10. Compensation and Reimbursement of Expenses. The Company hereby agrees to pay Escrow Agent for its services hereunder in accordance with Escrow Agent's fee schedule as attached as Schedule I hereto as in effect from time to time and to pay all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent.

         11. Funds Transfer. In the event funds transfer instructions are given (other than in writing at the time of execution of the Escrow Agreement), whether in writing, by telefax, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

                  It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.


         12. Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

         If to Escrow Agent:

                American Escrow Company
                2626 Howell Street, 10th Floor
                Dallas, Texas 75204
                Attn:  Judy DeMara
                Telefax No.: (214) 855-8889
                Telephone No.: (214) 855-8830

         If to the Company:

                Greenbriar Corporation
                650 Centura Tower One
                14185 Dallas Parkway
                Dallas, Texas 75240
                Attn:   President
                Telefax No.:  (972) 407-8420
                Telephone No.: (972) 407-8400

         With a copy (which shall not constitute notice) to:

                Henry W. Simon, Jr.
                Simon, Warner & Doby, L.L.P.
                1700 City Center Tower II
                301 Commerce Street
                Fort Worth, Texas  76102
                Telefax No.: (817) 810-5255
                Telephone No.: (817) 810-5250

         If to Lone Star:

                LSOF Pooled Equity, L.P.
                600 N. Pearl Street
                Suite 1550, LB 161
                Dallas, Texas  76140
                Attn: Len Allen
                Telefax No.:  (214) 754-8401
                Telephone No.: (214) 754-8300

         With a copy (which shall not constitute notice) to:

                Weil, Gotshal & Manges LLP
                100 Crescent Court, Suite 1300
                Dallas, Texas 75201-6950
                Attn: Michael A. Saslaw
                Telefax No.: (214) 746-7777
                Telephone No,: (214) 746-7700

Except to the extent otherwise provided in the second paragraph of Section 3 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section.

         13. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

         14. Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Dallas County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Dallas County, Texas.

         15. Resignation. Escrow Agent may resign hereunder upon ten (10) days' prior notice to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

         16. Assignment. This Escrow Agreement shall not be assigned by either of the Other Parties without the prior written consent of Escrow Agent (such assigns of the Other Parties to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns"); provided that Lone Star may assign its right to receive any or all of the Deposit to any other person.

         17. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

         18. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4 or 15 hereof, of the Deposit in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the last two sentences of Section 8 hereof and the provisions of Section 9 hereof shall, in any event, survive the termination hereof.

         19. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow

Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither the Other Parties nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.


            [The Remainder of this Page Is Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.

                                   GREENBRIAR CORPORATION

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

                                   LSOF POOLED EQUITY, L.P.

                                   By: LSOF Genpar, Inc., its General Partner

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   AMERICAN ESCROW COMPANY


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

Schedule I

                                      $500


Schedule II

                Telephone Number(s) for Call-backs and Person(s)
                Designated to Confirm Funds Transfer Instructions


                  If to the Company:


     Name                                    Telephone Number
     ----                                    ----------------

Gene Bertcher                                 (972) 407-8400



If to Lone Star:

     Name                                    Telephone Number
     ----                                    ----------------

JD Dell                                       (214) 754-8300


Telephone call-backs shall be made to either the Company or Lone Star if joint instructions are required pursuant to the Escrow Agreement.